UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2012

ACCELRYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27188	33-0557266
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10188 Telesis Court, San Diego, California 92121-4779

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 27, 2012, Accelrys, Inc., a Delaware corporation (“Accelrys”), entered into an Office Lease (the “Lease”) with Kilroy Realty, L.P. (“Landlord”) regarding the leasing of approximately 61,000 square feet of office space for Accelrys’ new corporate headquarters in San Diego, California. The Lease commences on July 1, 2013 and has a 10-year term (with an option to terminate after five years as set forth below). The annual base rent for the first year of the Lease is $1.6 million and is subject to annual increases of approximately three to four percent per year, with the rent in the first and sixth years subject to partial abatement. Pursuant to the terms of the Lease, Accelrys will have: (i) two five-year options to renew the Lease (with the base rent subject to adjustment based on certain comparable metrics set forth in the Lease); and (ii) a one-time right to terminate the Lease effective as of June 30, 2018 upon written notice to Landlord on or before January 1, 2018. In the event that it exercises its rights to terminate the Lease in accordance with the foregoing, Accelrys will be obligated to deliver Landlord a termination fee of $2.3 million.

In addition, the Lease provides that if Accelrys’ cash on hand, earnings before interest, taxes, depreciation and amortization or market capitalization fall below certain thresholds specified therein, Accelrys will be required to deliver Landlord a letter of credit equal to 12 times the then-current monthly installment of base rent, subject to certain adjustments and exceptions. Landlord will have the right to draw down on the letter of credit upon the occurrence of certain events, including, among other things, in connection with (i) the bankruptcy of Accelrys (whether voluntary or involuntary); (ii) Landlord’s receipt of notice that the bank extending the letter of credit will not renew or extend such letter of credit as provided for under the Lease; or (iii) a material adverse change in the financial condition of the bank extending the letter of credit.

The foregoing summary of the Lease does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Office Lease, dated as of December 27, 2012, by and between Kilroy Realty, L.P. and Accelrys, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ David R. Mersten
David R. Mersten Senior Vice President, General Counsel and Secretary

Date: January 3, 2013